Exhibit 99.1

News Release

	Contact:	Vic Beck (Media)
703-280-4456 (office)
vic.beck@ngc.com

Todd Ernst (Investors)
703-280-4535 (office)
todd.ernst@ngc.com

Northrop Grumman Announces New $500 Million Accelerated Share Repurchase Agreement

FALLS CHURCH, Va. – Nov. 2, 2021 – Northrop Grumman Corporation (NYSE: NOC) today announced that it has entered into an accelerated share repurchase (ASR) agreement with Goldman Sachs & Co. LLC to repurchase $500 million of Northrop Grumman’s common stock. The ASR is in addition to previously planned repurchases, including open market share repurchases, and, as a result, the company is now targeting greater than $3.5 billion of repurchases in 2021.

Under the ASR agreement, Northrop Grumman expects to receive initial deliveries of approximately 1.2 million shares on Nov. 3, representing approximately 85 percent of the expected share repurchases under the ASR agreement, based on the company’s closing price of $354.85 on Nov. 1, 2021. The final number of shares to be repurchased through the ASR will be based on Northrop Grumman’s volume-weighted average price during the term of the transaction, less a discount, and is expected to be completed in the first quarter of 2022. The ASR will be completed under the company’s current share repurchase authorization, which currently has $3.0 billion in authorization remaining.

Northrop Grumman is a technology company, focused on global security and human discovery. Our pioneering solutions equip our customers with capabilities they need to connect, advance and protect the U.S. and its allies. Driven by a shared purpose to solve our customers’ toughest problems, our 90,000 employees define possible every day.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this press release contain or may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Northrop Grumman Corporation
2980 Fairview Park Drive Falls Church, VA 22042-4511
news.northropgrumman.com

Words such as “will,” “expect,” “anticipate,” “intend,” “may,” “could,” “should,” “plan,” “project,” “forecast,” “believe,” “estimate,” “guidance,” “outlook,” “trends,” “goals” and similar expressions generally identify these forward-looking statements. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made, but which may change over time. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Specific risks that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include, but are not limited to those identified and discussed more fully in the section entitled “Risk Factors” in the Form 10-K for the year ended December 31, 2020 and from time to time in our other filings with the Securities and Exchange Commission. You are urged to consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of forward-looking statements. These forward-looking statements speak only as of the date when made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
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Northrop Grumman Corporation
2980 Fairview Park Drive Falls Church, VA 22042-4511
news.northropgrumman.com